UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

_____________________

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2018 (August 29, 2018)

EASTERLY ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37522	47-3864814
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

205 Hudson Street, 7th Floor
New York, New York	10013
(Address of principal executive offices)	(Zip Code)

(646) 712-8300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On August 30, 2018, Easterly Acquisition Corp. (“Easterly”) filed a Current Report on Form 8-K (the “Original 8-K”) to report, among other things, that it had entered into the First Amendment to Agreement and Plan of Merger and Sponsor Letter (the “Amendment”), dated as of August 29, 2018, by and among Sirius International Insurance Group, Ltd. (“Sirius”), Easterly, Sirius Acquisitions Holding Company III (“Merger Sub”), CM Bermuda Ltd. and Easterly Acquisition Sponsor, LLC (the “Sponsor”). The Amendment amends the Agreement and Plan of Merger, dated as of June 23, 2018, by and among Sirius, Easterly and Merger Sub and the letter agreement, dated as of June 23, 2018, by and among Easterly, the Sponsor and Sirius. This Form 8-K/A is being filed to amend Item 9.01 of the Original 8-K to replace the previously filed version of the Amendment included as Exhibit 2.1 to the Original 8-K, which was not the final version of the Amendment. Accordingly, Exhibit 2.1 filed herewith supersedes in its entirety Exhibit 2.1 previously filed with the Original 8-K. All other disclosures of the Original 8-K remain unchanged.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits
2.1	First Amendment to Agreement and Plan of Merger and Sponsor Letter, dated as of August 29, 2018, by and among Sirius International Insurance Group, Ltd., Easterly Acquisition Corp., Sirius Acquisitions Holding Company III, CM Bermuda Ltd. and Easterly Acquisition Sponsor, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Easterly Acquisition Corp.

Date: September 25, 2018	By:	/s/ Avshalom Kalichstein
	Name:	Avshalom Kalichstein
	Title:	Chief Executive Officer